Exhibit 10.1

SETTLEMENT, GENERAL, AND MUTUAL RELEASE OF CLAIMS, AND

ASSIGNMENT OF INTEREST TRANSFER AGREEMENT

THIS SETTLEMENT, GENERAL RELEASE OF CLAIMS, AND ASSIGNMENT OF INTEREST TRANSFER AGREEMENT (the “Agreement”) is made and entered into as of March 31, 2016, by and between MCPI, Inc. (“MCPI”), a Nevada corporation, Bendor Investments Ltd. (“Bendor”), an Oregon corporation, and Charles Stidham, an individual residing in Texas (“Stidham”) (Bendor and Stidham are each referred to individually as a “Buyer”, and collectively, “Buyers”).

RECITALS:

WHEREAS, the Buyers and MCPI have come to a point where it is no longer economically feasible nor desirable for them to work collaboratively at managing and operating certain medical and recreational marijuana dispensaries (the “Stores”) located in the State of Oregon; and

WHEREAS, Buyers have advanced approximately $1,095,389.57 (the “Loan”) to fund the operations of the Stores and MCPI but MCPI lacks the funds to repay the Loan and the interest accruing thereon and lacks the funds to operate the Stores; and

WHEREAS, MCPI has asserted a claim against Bendor alleging that Bendor owes it approximately $342,695.47 for management fees relating to the Stores’ operations, which claim Bendor disputes; and

WHEREAS, the Buyers and MCPI (collectively the “Parties”) wish to avoid the expense of litigation and have agreed to settle all of their current and ongoing differences concerning the claims of the Parties, which have either been alleged or would have been alleged in a court of competent jurisdiction (the “Dispute”); and

WHEREAS, the Parties have agreed to: (1) resolve the claim(s) or potential counterclaims; and (2) execute mutual releases as set forth herein such that any and all unforeseen, unanticipated and consequential damages or claims are waived and released whether accrued, accruing or yet to be accrued up to and including the date hereof subject only to the terms and conditions as specified herein; and

WHEREAS, Buyers desire to purchase from MCPI and MCPI desires to sell to the Buyers, one-hundred percent (100%) of MCPI’s total interest (if any) in the Stores and Medical Management Systems, Inc., an Oregon corporation (“MMS”); and

WHEREAS, Buyers also desire to acquire the trademark “Medication Station” from MCPI; and

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WHEREAS, the Parties deem it to be in their best interest to enter into this Settlement, General Release Of Claims, and Interest Transfer Agreement (the “Settlement Agreement”) on the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual covenants to buy and sell and the performance thereof expressed herein by the parties, and other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Parties does hereby bind themselves, their heirs, executors, administrators, and assigns, and hereto agree as follows:

SETTLEMENT AGREEMENT

1.	Settlement. MCPI agrees to release any and all claims, as further described in Section 2 below, against the Buyers in exchange for the Buyers agreeing to reduce the principal sum of the Loan owed to Bendor by $342,695.47 (the “Loan Reduction”), representing the sum MCPI alleges is due it in connection with its prior management of the Stores, in accordance with the following terms and conditions. Said Loan Reduction shall represent payment in full for all claims relating to the Dispute. Upon execution of this Agreement, the Parties shall execute a revised Promissory Note in the principal amount of $752,694.10 (the “New Note”), the amount remaining after deducting the Loan Reduction. Attached hereto and incorporated herein by this reference as Exhibit “A” is a copy of the revised Promissory Note
a.	Purchase and Sale of the Stores by Stidham and MCPI

                                                  i.      Stidham shall purchase from MCPI, and MCPI shall sell to Stidham, 100% interest of MCPI’s interest in the Stores (if any) and MMS as well as the assignment of the “Medication Station” trademark for the aggregate purchase price of $25,000.00, to be paid at Closing through a reduction of the New Note.

                                                ii.      The purchase of the Stores shall include the entities known as The Medication Station, Medication Station I and Medication Station II, and Medical Management Systems, Inc., all Oregon corporations in good standing. MCPI will execute all documents necessary to reflect the transfer of the Stores to Stidham.

c.	Closing

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i.	Closing shall be deemed to have occurred upon execution of the Settlement Agreement by all the Parties.

ii.	At Closing, MCPI will no longer be considered to be a manager of the Stores and will cease to operate as such. It will have no further right, title or interest in the Stores and all its right, title and interest to any Store prior to Closing shall no longer exist. From and after Closing, the Stores shall be owned by Stidham.
2.	Releases.
a.	MCPI, for itself and its past, present and future administrators, agents, assigns, attorneys, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, subsidiaries, successors, transferees, underwriters, clients, customers, and all persons acting by, through, under or in concert with any of them, and each of them, hereby releases and discharges:

                                                     i.      Buyers, their past, present and future administrators, agents, assigns, attorneys, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them; and

                                                   ii.      all persons acting by, through, under or in concert with any of them of and from any and all actions, causes of action, claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with the Dispute or any matters related to the Stores (all such released or discharged items, collectively, the “MCPI Released Claims”).

b.	Bendor and Stidham, for themselves and their past, present and future administrators, agents, assigns, attorneys, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, subsidiaries, successors, transferees, underwriters, clients, customers, and all persons acting by, through, under or in concert with any of them, and each of them, hereby releases and discharges:

                                                  i.         MCPI, its past, present and future administrators, agents, assigns, attorneys, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them; and

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                                                ii.         all persons acting by, through, under or in concert with any of them of and from any and all actions, causes of action, claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with the Dispute or any matters related to the Stores (all such released or discharged items, collectively, “Buyers’ Released Claims”). The MCPI Released Claims and Buyers Released Claims are collectively referred to herein as the “Released Claims”.

3.                  Representation and Warranties of MCPI. MCPI hereby represents and warrants to Buyers that:

a.	MCPI is a Nevada corporation with full power and authority to enter into this Settlement Agreement and to carry out its obligations hereunder. The execution, delivery, and performance by MCPI of this Settlement Agreement has been duly authorized by MCPI and this Settlement Agreement is legally binding upon MCPI in accordance with its terms;
b.	The execution, delivery, and performance by MCPI of this Settlement Agreement and the transactions contemplated thereby will not (i) violate the provisions of any order, judgment, or decree of any court or other governmental agency or any arbitrator applicable to MCPI or its Articles of Incorporation or Bylaws; or (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any contract or agreement to which MCPI is a party or by which MCPI is bound; and
c.	MCPI is a beneficial and record holder of an interest in the Stores, and upon consummation of the transactions contemplated by this Agreement, MCPI shall have transferred to Buyers and Buyers shall have obtained from MCPI all right, title and interest in the Stores, free and clear of any and all liens, mortgages, hypothecations, collateral assignments, charges, encumbrances, title defects, security interests or claims (whether recorded or unrecorded) of any kind.

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4.         Representations and Acknowledgements of the Parties. Each of the Parties acknowledge that there is a risk that subsequent to the execution of this Agreement, one or more Parties will incur or suffer loss, damages or injuries which are in some way caused by or related to the Released Claims, but which are unknown and unanticipated at the time this Agreement is signed. All parties do hereby assume the above-mentioned risk and understand that this Agreement SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS AND OCCURRENCES DESCRIBED ABOVE, AS WELL AS THOSE KNOWN AND ANTICIPATED, each of the Parties acknowledges in executing the releases (the “Releases”) contained in this Agreement, that each does so with full knowledge of any and all rights and benefits that each might otherwise have had , and each, upon the advice of counsel, hereby waives and relinquishes any and all such rights and benefits. Each of the Parties acknowledges and agrees that this waiver is an essential and material term hereof, without which this Agreement (including, without limitation, the Releases) would not have been entered into.

Each of the Parties further acknowledges that each may hereafter discover facts different from or in addition to those known or believed to be true with respect to the Released Claims. Each of the Parties agrees that the Releases shall be and shall remain effective in all respects, notwithstanding any such different or additional facts, or any facts which are intentionally concealed from either party by the other. In this regard, and without limitation, each of the Parties declares that it realizes that it may have damages it presently knows nothing about and that, as to them, they have been released pursuant to the Releases. Each of the Parties further declares that it understands that the parties being released would not have agreed to compromise their respective claims if the Releases did not cover damages and their results which may not yet have manifested themselves or which may be unknown or not anticipated at the present time.

5.         Miscellaneous.

a.	The Releases shall not be deemed an admission by any of the Parties of any sort. No right shall inure to any third party from the obligations, representations and agreements made or reflected herein.
b.	Each of the Parties represents and warrants that it alone is the owner of the Released Claims, that it has not heretofore assigned or transferred, nor purported to assign or transfer to any third party, and is not aware of any third party, who might assert some interest in any of the Released Claims. Each Party further agrees to indemnify, defend and hold harmless the other from all liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by the other Party as a result of any third party asserting any such assignment or transfer of any such interest, right or claim.

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c.	Each of the Parties acknowledges that it has read this Agreement, has been, or has had the opportunity to be, represented by independent counsel of their own choice in connection with the circumstances leading up to the execution of the Releases, understands the terms, conditions and consequences of the Releases, and is freely and voluntarily entering into the Releases.
d.	By execution of this Release, each releasing party represents and warrants to the released party that no Claim that he, she or it has, had, might have or might have had in the past against any person or entity released hereby, has previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party. Each releasing party expressly represents and warrants to the other that he, she or it has full authority to enter into this Release and to release any and all Claims he, she or it now has, had, might have or might have had in the past against each person or entity released hereby.
e.	It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations and that the agreements herein contained are to compromise doubtful and disputed Claims, avoid litigation, and buy peace and that no releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by each released party hereto.
f.	Each of the parties hereto hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against the other party hereto or any other party released hereunder based upon any matter purported to be released hereby.
g.	It is further understood and agreed that this Agreement and the other agreements referenced herein by and between the Parties contain the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, representations, warranties, promises, or inducements contrary to the terms of this Agreement or otherwise not contained in this Agreement exist. This Agreement cannot be changed or terminated except in writing signed by all parties hereto. The rights, duties and obligations of the Parties under this Agreement shall operate independently of any other relationship, contractual or otherwise, between the Parties.
h.	This Agreement shall be construed in all respects in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within Texas. Any dispute which relates to the subject matter hereof, or arises herefrom, shall be resolved in Dallas County, Texas.

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i.	By execution of this Agreement, each Releasor warrants and represents that he understands that this is a full, final, and complete settlement with each party released hereby of all known and unknown Claims relating to the Dispute. The Releases are not conditioned upon the occurrence or nonoccurrence of any event or the granting of any consent or approval or related to or dependent upon any other event or any agreement or business transaction between the Parties.
j.	This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, representatives, assigns, affiliates, agents, shareholders, directors, employees and attorneys, past and present, and each of them.
k.	If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Texas. The parties agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of Texas, City of Dallas.
l.	THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS.
m.	Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed to the last known address of the Parties.
n.	This Agreement may be signed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one and the same agreement. If this Agreement is executed in counterparts, then each Party shall execute sufficient counterpart signature pages for each Party, ultimately, to be provided with an originally executed counterpart signature page from each Party.

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o.	Each gender shall include the other genders whenever the context may require in this Agreement.
p.	Each of the individuals whose signature appears below hereby represents and warrants that he or she has actual authority to enter into this Agreement.
q.	Each party shall bear his or her own costs and attorneys' fees.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MCPI, INC. By: /s/ R. Wayne Duke R. Wayne Duke, President BENDOR INVESTMENTS, LTD. By:/s/ Charles Stidham Charles Stidham, President CHARLES STIDHAM /s/ Charles Stidham Charles Stidham

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